REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this
"Second Amendment") is made effective for all purposes as of April 7, 2022 ("Effective Date"), by and between AEI INCOME & GROWTH FUND 26, LLC, a Delaware limited liability company ("Seller") and NLF ZJ ENID OK, a series of ROSEROCK NET LEASE FUND I SERIES LLC, a Delaware limited liability company ("Buyer'').

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated effective March 2, 2022, as amended by that certain First Amendment dated March 31, 2022 (as amended, the "Contract"), pursuant to which Seller desires to sell and Buyer desires to buy the real property therein described ("Property"); and

WHEREAS, in accordance with Section 5 of the Contract, Buyer terminated the Contract prior to expiration of the Review Period by written notice to Seller on April 7, 2022 (the "Termination Notice"); and

WHEREAS, Buyer and Seller now desire to reinstate and amend the Contract in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.
Recitals. The above recitals are hereby restated and incorporated herein by reference.

2.
Reinstatement. The Contract is hereby reinstated and is in full force and effect with no modification thereto except as set forth herein, as if the Termination Notice had never been executed and delivered.

3.
Expiration of Review Period. Section 5 of the Contract is hereby amended to extend the Review Period, as previously extended pursuant to the First Amendment, by an additional twenty-one (21) days, such that the Review Period shall now expire on April 28, 2022.

4.
Closing Date. Section 6 of the Contract is amended to replace reference to "fifteen (15) days following the expiration of the Review Period" with "seven (7) days following the expiration of the Review Period", such that the Closing Date shall now be on or before May 5, 2022, unless the parties mutually agree otherwise.

5.
Miscellaneous. Except at expressly amended by this Second Amendment, all other items and provisions of the Contract remain unchanged, shall continue in full force and effect, and are hereby ratified and confirmed as executed. This Second Amendment may be executed in multiple counterparts, and by facsimile or electronic mail, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument. The terms of this Second Amendment shall control over any conflicts between the terms of the Contract and the terms of this Second Amendment. Capitalized terms used, but not defined herein, shall have the same meaning ascribed to such terms in the Contract.

IN WITNESS WHEREOF, Buyer and Seller have executed this Second Amendment effective as of the Effective Date.

SELLER:

AEI INCOME & GROWTH FUND 26, LLC,
a Delaware limited liability company

By: AEI FUND MANAGEMENT XXI, INC.,
a Minnesota corporation, its Managing Member

By: /s/ Kyle Hagen
Name: Kyle Hagen

Title: EVP & CIO

BUYER:

NLF ZJ ENID OK, A SERIES OF ROSEROCK NET LEASE FUND I SERIES LLC, a Delaware limited liability company

By:       /s/ Ben Wall
Name:    Ben Wall
Title: CIO